Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119368) pertaining to the 2000 Stock Option and Grant Plan of Haights Cross Communications, Inc. (the “Company”) of our report dated March 14, 2005, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

New York, New York
March 28, 2005